Exhibit 99.1

LIPOCINE INC.

Financial Statements

March 31, 2013 and 2012

(Unaudited)

LIPOCINE INC.

Financial Statements

March 31, 2013 and 2012

(Unaudited)

Table of Contents

Page
Financial Statements (Unaudited):

Condensed Balance Sheets	1

Condensed Statements of Operations	2

Condensed Statements of Cash Flows	3

Notes to Condensed Financial Statements (Unaudited)	4

LIPOCINE INC.

Condensed Balance Sheets

(Unaudited)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$4,617,670	$5,377,114
Trade accounts receivable	375,616	—
Prepaid and other current assets	51,530	90,934
Related-party receivable	—	3,815

Total current assets	5,044,816	5,471,863
Property and equipment, net	45,320	49,355
Other assets	45,000	45,000

Total assets	$5,135,136	$5,566,218

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$517,593	$87,027
Accrued expenses	117,618	107,950
Income taxes payable	17,861	17,836

Total current liabilities	653,072	212,813
Income taxes payable, noncurrent	37,299	37,212

Total liabilities	690,371	250,025

Commitments and contingencies (notes 8, 9 and 11)
Stockholders’ equity:
Series B convertible preferred stock, $0.001 par value; 4,100,000 shares authorized and issuable in series; 250,000 designated in series, 250,000 shares issued and outstanding	250	250
Series A common stock, $0.001 par value; 32,000,000 shares authorized; 10,351,334 issued and outstanding	10,351	10,351
Series B common stock, $0.001 par value; 11,000,000 shares authorized; 4,637,347 issued and outstanding	4,638	4,638
Additional paid-in capital	43,055,555	42,575,249
Accumulated deficit	(38,626,029)	(37,274,295)

Total stockholders’ equity	4,444,765	5,316,193

Total liabilities and stockholders’ equity	$5,135,136	$5,566,218

See notes to condensed financial statements

LIPOCINE INC.

Condensed Statements of Operations

(Unaudited)

	Three-months ended March 31,
	2013	2012
Revenues:
License and milestone revenue	$—	$7,523,438
Research revenue	—	186,233

Total revenues	—	7,709,671
Operating expenses:
Research and development	645,110	603,204
General and administrative	707,037	446,156

Operating income (loss)	(1,352,147)	6,660,311
Other income, net	525	3,292

Income (loss) before income tax expense	(1,351,622)	6,663,603
Income tax expense	(112)	(1,239)

Net income (loss)	$(1,351,734)	$6,662,364

Basic earnings (loss) per share attributable to Series A and B common stock	$(0.09)	$0.43

Weighted average common shares outstanding	14,988,681	14,988,681

Diluted earnings (loss) per share attributable to Series A and B common stock	$(0.09)	$0.43

Weighted average common shares outstanding, diluted	14,988,681	15,238,681

See notes to condensed financial statements

LIPOCINE INC.

Condensed Statements of Cash Flows

(Unaudited)

	Three-months ended March 31,
	2013	2012
Cash from operating activities:
Net income (loss)	$(1,351,734)	$6,662,364
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	5,241	10,415
Forgiveness of related party receivable	3,815	—
Stock-based compensation expense	480,306	46,033
Changes in operating assets and liabilities:
Trade accounts receivable	(375,616)	138,883
Prepaid and other current assets	39,404	45,416
Trade accounts payable	430,566	(75,396)
Accrued expenses	9,668	7,880
Income taxes payable	112	1,239
Deferred revenues	—	(7,523,437)

Cash used in operating activities	(758,238)	(686,603)
Cash used in investing activities:
Purchases of property and equipment	(1,206)	—

Cash used in investing activities	(1,206)	—

Net decrease in cash and cash equivalents	(759,444)	(686,603)
Cash and equivalents at beginning of period	5,377,114	8,567,823

Cash and equivalents at end of period	$4,617,670	$7,881,220

See notes to condensed financial statements

LIPOCINE INC.

Notes to Condensed Financial Statements

(Unaudited)

(1)	Basis of Presentation

The accompanying unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the audited Lipocine Inc. financial statements for the year ended December 31, 2012. The accompanying unaudited financial statements reflect all adjustments necessary for a fair presentation of results for the interim periods presented. Preparing financial statements requires the Company to make estimates and assumptions that affect the amounts that are reported in the financial statements and accompanying footnotes. Although these estimates are based upon the Company’s best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from the estimates. The results of operations for the three-months ended March 31, 2013 are not necessarily indicative of the results to be expected for any future period or for the full year.

(2)	Liquidity

The Company has, at times, incurred negative cash flow from operations, and has expended, and expects to continue to expend substantial funds to implement its product development efforts and commercialization programs. The Company believes its existing capital resources at March 31, 2013 should be sufficient to fund its current operations through at least April 1, 2014. The Company will need to raise additional funds to support its planned operations, long-term research, product development, and commercialization programs. However, there is no assurance that, if required, the Company will be able to raise additional capital or reduce spending, including modifying or terminating planned clinical trials or commercialization programs, to provide the required liquidity.

(3)	Earnings (Loss) per Share

Basic earnings (loss) per share is calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Net income (loss) available to common shareholders for the three-months ended March 31, 2013 and 2012 was calculated using the two-class method, which is an earnings (loss) allocation method for computing earnings (loss) per share when an entity’s capital structure includes common stock and participating securities. The two-class method determines earnings (loss) per share based on dividends declared on common stock and participating securities (i.e., distributed earnings) and participation rights of participating securities in any undistributed earnings (loss). The application of the two-class method was required as the Company has Class A and Class B common stock and since the Company’s Series B preferred stock and the unvested restricted stock each contain nonforfeitable rights to dividends or dividend equivalents. However, unvested restricted stock grants and Series B convertible preferred stock are not included in computing basic earnings (loss) per share for the three-months ended March 31, 2013, as the Company has losses for this period and these securities are not contractually obligated to share in losses of the Company.

Diluted earnings (loss) per share is based on the weighted average number of common shares outstanding plus, where applicable, the additional potential common shares that would have been outstanding related to dilutive options, warrants, convertible preferred stock and unvested restricted stock, to the extent such shares are dilutive

LIPOCINE INC.

Notes to Condensed Financial Statements

(Unaudited)

The following table sets forth the computation of basic and diluted earnings (loss) per share of Class A and Class B common stock at March 31, 2013 and 2012. The allocation of undistributed earnings (losses) to Class A and Class B common stock in the table below excludes $0 and $255,177 of net income (loss) allocated to the participating securities as March 31, 2013 and 2012.

	Three-Months Ended March 31,
	2013		2012
	Class A	Class B	Class A	Class B
Basic net income (loss) per share attributable to Class A and Class B common stock:
Numerator
Allocation of undistributed earnings (losses) to Class A and Class B common stock	$(933,508)	$(418,226)	$4,424,868	$1,982,319
Denominator
Weighted avg. commons shares outstanding	10,351,334	4,637,347	10,351,334	4,637,347

Number of shares used in per share computation	10,351,334	4,637,347	10,351,334	4,637,347
Basic earnings (losses) per share attributable to Class A and Class B common stock	$(0.09)	$(0.09)	$0.43	$0.43

Diluted net income (loss) per share attributable to Class A and Class B common stock:
Numerator
Allocation of undistributed earnings (losses) to Class A and Class B common stock in basic earnings per share	$(933,508)	$(418,226)	$4,424,868	$1,982,319
Plus: Undistributed earnings allocated to Series B convertible preferred stock	—	—	106,867	—

Total earnings (losses) used in per share computation	$(933,508)	$(418,226)	$4,531,735	$1,982,319
Denominator
Weighted avg. common shares used in basic per share computation	10,351,334	4,637,347	10,351,334	4,637,347
Plus: Weighted avg. Series B convertible preferred stock	—	—	250,000	—

Number of shares used in per share computation	10,351,334	4,637,347	10,601,334	4,637,347
Diluted earnings (losses) per share attributable to Class A and Class B common stock	$(0.09)	$(0.09)	$0.43	$0.43

The computation of diluted earnings per share for the three-months ended March 31, 2013 and 2012 does not include the following unvested restricted stock, stock options and warrants to purchase shares in the computation of diluted earnings per share because these instruments were antidilutive:

	March 31,
	2013	2012
Stock options	4,208,059	3,419,201
Unvested restricted stock	341,040	346,950
Warrants	70,000	70,000

LIPOCINE INC.

Notes to Condensed Financial Statements

(Unaudited)

(4)	Fair Value

For trade accounts receivable, prepaid and other current assets, related-party receivable, trade accounts payable, and accrued expenses the carrying amounts approximate fair value because of the short maturity of these instruments.

Assets and liabilities that are measured at fair value on a recurring basis using quoted prices in active markets for identical instruments (Level 1), significant other observable inputs (Level 2), and significant unobservable inputs (Level 3) consist of the following at March 31, 2013 and December 31, 2012:

		Fair value measurements at reporting date using
	March 31, 2013	Level 1 inputs	Level 2 inputs	Level 3 inputs
Assets:
Cash equivalents-money market funds	$2,686,727	$2,686,727	$—	$—

	$2,686,727	$2,686,727	$—	$—

		Fair value measurements at reporting date using
	December 31, 2012	Level 1 inputs	Level 2 inputs	Level 3 inputs
Assets:
Cash equivalents-money market funds	$2,686,727	$2,686,727	$—	$—

	$2,686,727	$2,686,727	$—	$—

The following methods and assumptions were used to determine the fair value of each class of assets and liabilities recorded at fair value in the balance sheets:

Cash equivalents: Cash equivalents primarily consist of highly rated money market funds with original maturities to the Company of three months or less, and are purchased daily at par value with specified yield rates. Due to the high ratings and short-term nature of the funds, the Company considers all cash equivalents as Level 1.

(5)	Income Taxes

The tax provision for interim periods is determined using an estimate of the Company’s effective tax rate for the full year adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter the Company updates its estimate of the annual effective tax rate, and if the estimated tax rate changes, the Company makes a cumulative adjustment.

At March 31, 2013 and December 31, 2012, the Company has a full valuation allowance against its deferred tax assets, net of expected reversals of existing deferred tax liabilities, as it believes it is more likely than not that these benefits will not be realized.

LIPOCINE INC.

Notes to Condensed Financial Statements

(Unaudited)

During the three month period ended March 31, 2013, an extension of the research and development credit in the U.S. was signed into law. While the Company fully intends to take advantage of the research and development credit for the 2012 and 2013 tax years, no benefit has been recorded in the financial statements due to the full valuation allowance position in the U.S.

(6)	Share-Based Payments

The Company recognizes stock-based compensation expense for grants of stock option awards and restricted stock under the Company’s Incentive Plan to employees and nonemployee members of the Company’s board of directors based on the grant-date fair value of those awards. The grant-date fair value of an award is generally recognized as compensation expense over the award’s requisite service period. In addition, the Company has granted performance-based stock option awards and restricted stock grants which vest based upon the Company satisfying certain performance conditions. Potential compensation cost, measured on the grant date, related to these performance options will be recognized only if, and when, the Company estimates that these options will vest, which is based on whether the Company considers the options’ performance conditions to be probable of attainment. The Company’s estimates of the number of performance-based options that will vest will be revised, if necessary, in subsequent periods. In addition, the Company grants stock options to nonemployee consultants from time to time in exchange for services performed for the Company. Equity instruments granted to nonemployees are subject to periodic revaluation over their vesting terms.

During the three-months ended March 31, 2013, the Company modified 3,262,948 existing time-vested and performance based stock options by lowering the exercise price to $0.782. Additionally, the Company modified the vesting terms for its unvested performance stock options and unvested restricted stock to vest on the earlier of the first dosing in the pivotal clinical study for its lead drug candidate, or 50% on January 31, 2014 and 50% on January 31, 2015. Compensation expense of $421,950 was recorded as a result of the modifications.

Stock-based compensation cost that has been expensed in the statements of operations amounted to $480,306 and $46,033 for the three-months ended March 31, 2013 and 2012, allocated as follows:

	Three-months ended March 31,
	2013	2012
Research and development	$152,257	$14,593
General and administrative	328,049	31,440

	$480,306	$46,033

As of March 31, 2013, there was approximately $859,038 of total unrecognized compensation cost related to unvested share-based compensation arrangements granted under the Company’s Incentive Plan. The cost will be expensed pro-rata over the service period. The cumulative amount of compensation expense recognized at any point in time is at least equal to the portion of the award that is vested at that date. The weighted average fair value of share-based compensation awards granted during the three-months ended March 31, 2013, was approximately $0.48.

LIPOCINE INC.

Notes to Condensed Financial Statements

(Unaudited)

(7)	Collaborative Agreements

(a)	Abbott Products, Inc.

On May 15, 2009, the Company granted an exclusive license to Solvay Pharmaceuticals, Inc. (later acquired by Abbott Products, Inc.) to certain rights to its intellectual property in exchange for an up-front license fee of $4,000,000, certain specified payments upon achievement of various development and commercial milestones or the passage of time and also a royalty on related net sales. The Company also received research revenue for services rendered during the development period and reimbursement of out-of-pocket expenses.

The Company received the up-front fee of $4,000,000 in 2009 and milestone payments, related solely to the passing of time and not the achievement of any of the development or commercial milestones, totaling $3,000,000 and $2,000,000 in 2011 and 2010. The up-front license fee and milestone payments were recorded as a single unit of account, as the delivered technology does not have stand-alone value. Total consideration was recorded using cumulative catch-up method as payments were deemed collectible over the estimated term of the contract for which the Company has continuing performance obligations. The agreement was terminated effective March 29, 2012, and the balance of deferred revenue of $7,523,438 was recognized as licensing and milestone revenue during the three-months ended March 31, 2012. The Company also earned research revenue under the agreement of $186,233 during the three-months ended March 31, 2012.

(b)	Nexgen Pharma, Inc.

On May 21, 2011, the Company entered into a collaborative product development agreement with Nexgen Pharma, Inc. (“Nexgen”). Under the agreement, the parties agreed to jointly develop certain products for the treatment of coughs and colds and to share future revenues from those products. Nexgen agreed to reimburse the Company at cost for all future clinical costs incurred in the development of the products. A total of $375,616 and $342,292 was reimbursed for related expenses under the agreement during the three-months ended March 31, 2013 and 2012 and recorded net in research and development expense. The Company had a trade receivable of $375,616 at March 31, 2013 for which payment was received subsequent to that date. The Company is responsible for certain new drug application (“NDA”) filing costs with the Food and Drug Administration (“FDA”) under terms of this contract and, additionally, will participate on a joint steering committee with Nexgen for the development, regulatory, and manufacturing strategy of product candidates. On July 23, 2013, the Company transferred all rights and obligations under this agreement to Spriaso, LLC (see note 11).

(c)	Contract Research and Development

The Company has entered into agreements with various contract organizations that conduct preclinical, clinical, analytical and manufacturing development work on behalf of the Company as well as with a number of independent contractors, primarily clinical researchers, who serve as advisors to the Company. The Company incurred expenses of $414,490 and $446,701 under these agreements during the three-months ended March 31 2013 and 2012.

LIPOCINE INC.

Notes to Condensed Financial Statements

(Unaudited)

(8)	Leases

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of March 31, 2013 are:

Operating leases
Year ending December 31:
2013	$197,532
2014	247,841

Total minimum lease payments	$445,373

The Company’s rent expense was $86,864 and $84,952 for the three-months ended March 31, 2013 and 2012.

(9)	Stockholders’ Equity

(a)	Preferred Stock

Series B convertible preferred stock may be converted any time after three years after issuance and at the option of the holder into Series A common stock on a one-to-one basis. Series B preferred stockholders are not entitled to vote. Series B convertible preferred stock has liquidation rights consistent with common stockholders based on the number of common shares into which Series B preferred is convertible. At March 31, 2013, all outstanding Series B preferred shares are convertible.

Preferred stockholders are entitled to receive dividends when and if declared by the board of directors with respect to Series A voting common stock. The Company may not pay or declare any form of dividend to Series A common stockholders without at the same time paying or declaring the same per share dividend to the preferred stockholders as if all preferred shares were converted to common stock at the date of declaration.

(b)	Common Stock

Common stock consists of two series; Series A common stock and Series B common stock. Both series bear the same rights except Series B shareholders are not entitled to vote. Any Series B common stock automatically converts to Series A common stock upon any consolidation, merger, or reorganization, which the Company is not the surviving entity or the closing of a public offering of Series A common stock.

(c)	Stock Option Plan

In January 2011, the board of directors adopted the 2011 Equity Incentive Plan (the “2011 Plan”) that provides for the granting of nonqualified and incentive stock options and restricted stock. The 2011 Plan assumed all of the obligations, which existed under the previous 2000 Stock Option Plan. Under the 2011 Plan, the Company has granted nonqualified and incentive stock options for the purchase of Series B common stock to directors, employees and nonemployees providing services to the Company. The board of directors, on an option-by-option basis, determines the number of shares, exercise price, term, and vesting period. Options granted generally have a ten-year term. An aggregate of 6,000,000 shares are authorized for issuance under the amended 2011 Plan, with 1,134,568 shares remaining available for grant as of March 31, 2013.

LIPOCINE INC.

Notes to Condensed Financial Statements

(Unaudited)

A summary of stock option activity is as follows:

	Outstanding stock options
	Number of shares	Weighted average exercise price
Balance at December 31, 2012	3,403,001	$1.72
Options granted	842,000	0.78
Options forfeited	(26,192)	1.68
Options cancelled	10,750	1.68

Balance at March 31, 2013	4,208,059	$0.83

Options exerciseable at March 31, 2013	3,003,759	$0.85

The following table summarizes information about stock options outstanding at March 31, 2013:

Options outstanding			Options exercisable
Number outstanding	Weighted average remaining contractual life (In Years)	Weighted average exercise price	Number exerciseable	Weighted average remaining contractual life (In Years)	Weighted average exercise price
4,208,059	8.06	$0.83	3,003,759	7.61	$0.85

(d)	Restricted Series B Common Stock

In 2010, the Company issued 385,500 shares of restricted Series B common stock to employees. These shares vest on a performance basis based upon the attainment of certain milestones by the Company and are subject to forfeiture if vesting conditions are not met. The fair value of these shares when issued was $1.68 per share. As of March 31, 2013 and 2012, these restricted shares were 10% vested. The compensation expense for these awards was determined based upon the fair value of Series B common stock at the date of grant applied to the total number of shares that were anticipated to fully vest.

A summary of restricted stock activity is as follows:

Number of shares
Balance at December 31, 2012	341,550
Vested	—
Forfeited	(900)

Balance at March 31, 2013	340,650

LIPOCINE INC.

Notes to Condensed Financial Statements

(Unaudited)

(e)	Warrants

For charitable purposes, on December 23, 2003, the Company granted warrants to a local university for 70,000 shares of Series B convertible preferred Stock at a price of $3.57 per share with an original expiration date of December 31, 2010. In January 2011, the Company extended the term to December 31, 2015 at the same price. As of March 31, 2013 and December 31, 2012, all warrants remain outstanding.

(10)	Commitments and Contingencies

Guarantees and Indemnifications

In the ordinary course of business, the Company enters into agreements, such as lease agreements, licensing agreements, clinical trial agreements, and certain services agreements, containing standard guarantee and / or indemnifications provisions. Additionally, the Company has indemnified its directors and officers to the maximum extent permitted under the laws of the State of Delaware.

(11)	Subsequent Events

(a)	Agreement with Spriaso, LLC

On July 23, 2013, the Company entered into assignment/license and services agreements with Spriaso LLC (“Spriaso”), a related-party that is expected to be initially majority-owned by the current directors of Lipocine Inc. and their affiliates. Under the assignment agreement, the Company assigned and transferred to Spriaso all of the Company’s rights, title, and interest in its intellectual property to develop products in the cough and cold field. In addition, Spriaso received all rights and obligations under the Company’s product development agreement with Nexgen. In exchange, the Company would be entitled to receive a potential cash royalty of 20 percent of the net proceeds received by Spriaso, up to a maximum of $10 million. Spriaso also granted back to the Company an exclusive license to such intellectual property to develop products outside of the cough and cold field. Under the service agreement, the Company will provide facilities and up to 10 percent of the services of certain employees to Spriaso for a period of up to 18 months. The Company may provide additional services to be charged at cost to Spriaso. Spriaso may file its first NDA prior to the Company filing its first NDA and as an affiliated entity it will use up the one-time waiver for user fees for a small business submitting its first human drug application to the FDA.

(b)	Repurchase of Restricted Series B Common Stock

On June 28, 2013, the Company repurchased a combined total of 29,500 shares of restricted Series B common stock from six employees at a price of $1.80 per share.

(c)	Merger Agreement

On July 24, 2013, Marathon Bar Corp. (“Marathon Bar”), a Delaware corporation and MBAR Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Marathon Bar, and Lipocine Inc., a privately held company incorporated in Delaware, executed an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into Lipocine and Lipocine was the surviving entity.